SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 14, 2003

Date of Report (Date of Earliest Event Reported)

INCOME OPPORTUNITY REALTY INVESTORS, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-14784	75-2615944

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 300, Dallas, TX	75234

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 522-4200

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

During October 2003, the Registrant acquired and disposed of a significant amount of assets otherwise than in the ordinary course of business. Both transactions described occurred as a part of a deferred tax free exchange for Encino Executive Plaza, Ltd., a California limited partnership (“Encino”). ART Encino, Inc. is the sole general partner of Encino Executive Plaza, Ltd. (the “Partnership”) and American Realty Trust, Inc. (“ART”) is a limited partner in such partnership. Both ART Encino, Inc. and ART are subsidiaries of American Realty Investors, Inc., a Nevada corporation (“ARL”) which has its common stock listed and traded on the New York Stock Exchange, Inc. (“NYSE”). Prior to the transactions involving the Registrant described below, the Partnership sold its principal asset consisting of certain real property and an office building located thereon in Encino, California for cash, the net proceeds of which were to be the subject of a forward-exchange to be utilized together with certain all inclusive wrap-around notes to acquire from the Registrant substituted property in a like-kind property exchange.

Also on October 14, 2003, Income Opportunity Realty Investors, Inc. ("IORI") sold and conveyed the office building known as One Hickory Centre and 202 acres of unimproved real property known as the Travelers Land in Dallas County, Texas to Encino Executive Plaza, Ltd. The sale price for One Hickory Centre was $12,200,000 and Encino Executive Plaza, Ltd. executed a wrap-around promissory note in the amount of $11,973,025.07 payable to the order of IORI secured by a Deed of Trust encumbering One Hickory Centre. As with the prior transaction, the difference between the purchase price and the promissory note represented adjustments for various prorations. The sale price for the Travelers Land was $25,000,000. At closing, Encino Executive Plaza, Ltd. executed an all inclusive wrap-around promissory note payable to the order of IORI in the principal amount of $22,801,987.03 secured by a Deed of Trust covering the Travelers Land sold and delivered cash to IORI in the amount of $1,946,715,88, the remaining difference of which was as a result of prorations and various expenses paid by IORI in connection with the closing of the transaction. Subsequently, IORI made a loan to Encino Executive Plaza, Ltd. in the amount of $1,567,232 payable upon demand or if no demand is made prior thereto on June 30, 2006 with a market rate of interest. Encino Executive Plaza, Ltd. executed and delivered a promissory note payable to the order of IORI in the stated principal amount of $1,567,232.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

This Form 8-K/A amends the Current Report on Form 8-K, dated October 14, 2003 and filed November 14, 2003, by Income Opportunity Realty Investors, Inc (“IORI”) and provides information that was not available at the date of the original filing.

Proforma statements of operations are presented for the nine months ended September 30, 2003 and for the year ended December 31, 2002. The proforma statement of operations present IORI’s operations as if the transactions described above had occurred at January 1 of each of the periods presented. A proforma balance sheet as of September 30, 2003, is also presented. The proforma balance sheet presents the property sales described above, as if they had occurred at January 1, 2002.

INCOME OPPORTUNITY REALTY INVESTORS, INC.
PROFORMA COMBINED
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003

		Encino
		Executive
	Actual	Plaza Ltd	Proforma

	(dollars in thousands)
Assets
Real Estate
Real estate held for investment	$41,001	$—	$41,001
Less — accumulated depreciation	(5,712)	—	(5,712)

	35,289	—	35,289
Real Estate held for sale	32,978	(24,794)	8,184
Note and interest receivable	—	39,710	39,710
Investments in real estate partnerships	586	—	586
Cash and cash equivalents	359	247	606
Other assets	14,563	(1,567)	12,996

	$83,775	$13,596	$97,371

Liabilities and Equity
Notes and interest payable	31,466	12,379	43,845
Liabilities related to asset held for sale	15,077	—	15,077
Deferred gain	—	202	202
Other liabilities	1,268	(252)	1,016

	47,811	12,329	60,140
Commitments and Contingencies	—	—	—
Stockholders’ Equity
Common stock	14	—	14
Paid-in capital	62,774	—	62,774
Accumulated deficit	(26,824)	1,267	(25,557)

	$83,775	$13,596	$97,371

INCOME OPPORTUNITY REALTY INVESTORS, INC.
PROFORMA COMBINED
STATEMENT OF OPERATIONS(1)(2)
NINE MONTHS ENDED SEPTEMBER 30, 2003

		Encino
		Executive
	Actual	Plaza Ltd	Proforma

	(dollars in thousands)
Property Revenue
Rents	$5,871	$—	$5,871
Property Expenses
Property operations	3,409	247	3,162

Operating income	2,462	247	2,709
Other Income
Interest	626	1,425	2,051
Equity in income(loss) of equity partnerships	(28)	—	(28)
Recovery of loss provision on receivable from related party	1,569	—	1,569

	2,167	1,425	3,592
Other expense
Interest	2,863	405	3,268
Depreciation	909	—	909
Advisory fee to affiliate	498	—	498
Provision for asset impairment	688	—	688
General and administrative	692	—	692

	5,650	405	6,055
Net income (loss)	(1,021)	1,267	246
Earnings per share
Net (loss)	(0.71)		0.17
Weighted average Common Stock used in computing earnings per share	1,438,945		1,438,945

(1)	The Proforma Combined Statement of Operations assumes that each property was sold by IORI on January 1, 2003.

(2)	Operating results for sold properties are their actual operating results from January 1 to their respective date of sale.

INCOME OPPORTUNITY REALTY INVESTORS, INC.
PROFORMA COMBINED
STATEMENT OF OPERATIONS (1)(2)
YEAR ENDED DECEMBER 31, 2002

		Encino
		Executive
	Actual	Plaza, Ltd	Proforma

	(dollars in thousands)
Property Revenue
Rents	7,739	—	7,739
Property Expenses
Property operations	4,180	361	3,819

Operating income	3,559	361	3,920
Other Income
Interest	270	1,900	2,170
Equity in income(loss) of equity partnerships	862	—	862

	1,132	1,900	3,032
Other expense
Interest	3,820	540	4,360
Depreciation	1,175	—	1,175
Advisory fees to affiliate	714	—	714
Net income fee to affiliate	169	—	169
Provision for loss	1,568	—	1,568
General and administrative	1,037	—	1,037

	8,483	540	9,023
Net loss	(3,792)	1,721	2,071
Earnings per share
Net (loss)	(2.64)		1.44
Weighted average Common Stock used in computing earnings per share	1,438,945		1,438,945

(1)	The Proforma Combined Statement of Operations assumes that each property was sold by IORI on January 1, 2002.

(2)	Operating results for sold properties are their actual operating results for the year ended December 31, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

Date:	February 3, 2004	By:	/s/ Ronald E. Kimbrough

Ronald E. Kimbrough Executive Vice President and Chief Financial Officer (Principal) Financial and Accounting Officer and Acting Principal Executive Officer)